Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:	THOMAS C. ELLIOTT
CHIEF FINANCIAL OFFICER
RESOURCE AMERICA, INC.
ONE CRESCENT DRIVE, SUITE 203
PHILADELPHIA, PA 19112

RESOURCE AMERICA, INC.
REPORTS OPERATING RESULTS
FOR THE FIRST QUARTER ENDED MARCH 31, 2016

Philadelphia, PA - May 4, 2016 - Resource America, Inc. (NASDAQ: REXI)
First Quarter 2016 Highlights
•Adjusted net income attributable to common shareholders of $3.5 million, or $0.17 per common share-diluted         (see Schedule I)
•Closed Opportunity REIT II with a total of $556.0 million raised
•Increased real estate assets under management by 12% to $4.0 billion since March 31, 2015
•Book value per common share of $7.13
•Repurchased 561,134 shares at an average price of $6.19 per share

First Quarter 2016 Results
Resource America, Inc. (NASDAQ: REXI) (the "Company") reported adjusted net income attributable to common shareholders, a non-GAAP measure, of $3.5 million, or $0.17 per common share-diluted, for the three months ended March 31, 2016 as compared to adjusted net income attributable to common shareholders of $2.2 million, or $0.10 per common share-diluted, for the three months ended March 31, 2015. A reconciliation of the Company's reported GAAP net income attributable to common shareholders to adjusted net income attributable to common shareholders, a non-GAAP measure, is included as Schedule I to this release.
The Company reported GAAP net income attributable to common shareholders of $3.0 million, or $0.15 per common share-diluted, for the three months ended March 31, 2016 as compared to GAAP net income attributable to common shareholders of $1.5 million, or $0.07 per common share-diluted, for the three months ended March 31, 2015.
Assets Under Management
The following table details the Company's gross assets under management by operating segment, which increased by $1.8 billion (9%) from March 31, 2015 to 2016 (in billions):

	March 31,
	2016	2015
Financial fund management	$17.6	$16.3
Real estate	4.0	3.6
Commercial finance	0.8	0.7
	$22.4	$20.6

Net assets under management (1)	$9.5	$10.0

(1)
Net assets under management represents the proportionate share of assets managed by the Company after reflecting joint venture arrangements.    At March 31, 2016, net assets reflect the Company's 24% interest in CVC Credit Partners, L.P. ("CCP"), the Company's global joint venture, while net assets as of March 31, 2015 reflect the Company's 33% interest in CCP.

A description of how the Company calculates assets under management is set forth in Item 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

Highlights for the First Quarter Ended March 31, 2016 and Recent Developments
REAL ESTATE ASSET MANAGEMENT:
Equity Asset Management
Resource Real Estate Opportunity REIT II, Inc. ("Opportunity REIT II"), a public non-traded REIT managed by the Company that specializes in acquiring multifamily rental properties and selected loans, had the following highlights:

•	Raised $43.3 million during the three months ended March 31, 2016 and closed with a total of $556.0 million.

•	Acquired $149.9 million of assets and placed $28.8 million of financing during the three months ended March 31, 2016.

•	Increased total assets to $634.9 million at March 31, 2016.
Resource Real Estate Opportunity REIT, Inc. ("Opportunity REIT I"), a public non-traded real estate investment trust ("REIT") managed by the Company, which specializes in acquiring and managing distressed real estate assets, had $1.0 billion in total assets at March 31, 2016.
Resource Real Estate Diversified Income Fund ("DIF"), a public closed-end real estate focused investment company managed by the Company, has raised $110.2 million since inception.

On February 16, 2016, Resource Innovation Office REIT, Inc. ("Innovation Office REIT"), a company-sponsored REIT that will focus on acquiring office buildings, commenced an initial public offering of its common stock. Resource Innovation Office Advisor, LLC, a subsidiary of Resource Real Estate, Inc, which is a wholly-owned subsidiary of the Company, will be the external manager.
On April 28, 2016, Resource Apartment REIT III, Inc., ("Apartment REIT III"), a company-sponsored REIT that will focus on acquiring under-performing apartment communities for renovation, commenced an initial public offering of its common stock. Resource Apartment Advisor III, LLC, a subsidiary of Resource Real Estate, Inc, will be the external manager.
Debt Asset Management
Resource Capital Corp. ("RSO"), a publicly-traded REIT managed by the Company which focuses on commercial real estate assets, originated $49.1 million in new commercial real estate loans during the three months ended March 31, 2016.
The following additional highlights contributed to the Company's real estate asset management operations:

•	The Company's real estate operating segment increased its gross assets under management at March 31, 2016 to $4.0 billion, an increase of $437.0 million, or 12%, from March 31, 2015.

•	Real estate revenues increased 13% to $19.2 million for the three months ended March 31, 2016 as compared to $17.0 million for the three months ended March 31, 2015.
FINANCIAL FUND MANAGEMENT:
Credit Asset Management
•CCP closed Apidos CLO XXIII, Ltd. in January 2016 and CVC Cordatus Loan Fund VI Limited in March 2016.
•Since its formation, CCP has closed CLOs issuing notes with a total par value of $9.2 billion.
The following additional highlight contributed to the Company's financial fund asset management operations:

•	The Company's financial fund management operating segment increased its gross assets under management at March 31, 2016 to $17.6 billion, an increase of $1.3 billion, or 8%, from March 31, 2015.

CORPORATE:
Share Repurchases

•	The Company repurchased 561,134 of its shares during the first quarter ended March 31, 2016 at an average price of $6.19 per share.
Dividends

•
The Company's Board of Directors authorized a cash dividend of $0.06 per share on the Company’s common stock which was paid on April 29, 2016 to holders of record as of the close of business on April 15, 2016.

•	RSO's Board of Directors declared a cash dividend of $0.42 per share on its common stock for the three months ended March 31, 2016.
Resource America, Inc. is a specialized asset management company that uses industry specific expertise to evaluate, originate, service and manage investment opportunities for its own account, for its joint ventures, and for outside investors in the real estate, financial fund management and commercial finance sectors.
For more information, please visit our website at www.resourceamerica.com or contact investor relations at pkamdar@resourceamerica.com.
Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties. The Company's actual results, performance or achievements could differ materially from those expressed or implied in this release and its other reports filed with the SEC. For information pertaining to risks relating to these forward-looking statements, reference is made to the section "Risk Factors" contained in Item 1A of the Company's Annual Report on Form 10-K and in other of its public filings with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements to reflect new or changing information or events except as may be required by law.
A post-effective amendment relating to securities offered by Innovation Office REIT was declared effective by the SEC on March 7, 2016.  A written prospectus relating to these securities may be obtained by contacting Resource Securities, Inc., 1845 Walnut Street, 18th Floor, Philadelphia, PA 19103.
A registration statement relating to securities offered by Apartment REIT III was declared effective by the SEC on April 28, 2016.  A written prospectus relating to these securities may be obtained by contacting Resource Securities, Inc., 1845 Walnut Street, 18th Floor, Philadelphia, PA 19103.
A registration statement relating to securities offered by DIF was declared effective by the SEC on March 11, 2013.  A written prospectus relating to these securities may be obtained by contacting Resource Securities, Inc., 1845 Walnut Street, 18th Floor, Philadelphia, PA 19103.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
The remainder of this release contains the Company's unaudited consolidated balance sheets, consolidated statements of operations, consolidating statements of operations and reconciliation of GAAP net income attributable to common shareholders to adjusted net income attributable to common shareholders.

RESOURCE AMERICA, INC
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS
Cash	$18,348	$24,132
Restricted cash	1,044	937
Receivables	3,082	3,228
Loans and receivables from managed entities and related parties, net	22,427	26,667
Investments in real estate, net	15,752	16,022
Investment securities, at fair value	44,758	45,672
Investments in unconsolidated loan manager	31,512	32,616
Investments in unconsolidated entities	21,168	17,553
Property and equipment, net	5,061	5,371
Deferred tax assets, net	27,653	29,264
Other assets	13,781	9,733
Total assets	$204,586	$211,195

LIABILITIES AND EQUITY
Liabilities:
Accrued expenses and other liabilities	$22,502	$27,184
Payables to managed entities and related parties	2,811	3,145
Borrowings	20,597	20,747
Total liabilities	45,910	51,076

Commitments and contingencies

Equity:
Preferred stock, $1.00 par value, 1,000,000 shares authorized; none outstanding	—	—
Common stock, $.01 par value, 49,000,000 shares authorized; 35,866,472 and 34,973,987 shares issued (including nonvested restricted stock of 1,778,341 and 1,095,238), respectively	348	339
Additional paid-in capital	312,432	311,491
Accumulated deficit	(28,783)	(30,676)
Treasury stock, at cost; 15,029,534 and 14,460,024 shares, respectively	(143,204)	(139,858)
Accumulated other comprehensive loss	(4,853)	(3,533)
Total stockholders’ equity	135,940	137,763
Noncontrolling interests	22,736	22,356

Total equity	158,676	160,119
Total liabilities and equity	$204,586	$211,195

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2016	2015
REVENUES:
Real estate	$19,163	$16,966
Financial fund management	6,729	6,875
Commercial finance	76	(2)
Total revenues	25,968	23,839
COSTS AND EXPENSES:
Real estate	11,018	11,499
Financial fund management	3,680	3,063
Commercial finance	392	579
General and administrative	4,883	3,297
Provision for credit losses	109	402
Depreciation and amortization	504	457
Total expenses	20,586	19,297
OPERATING INCOME (LOSS)	5,382	4,542

OTHER INCOME (EXPENSE):
Gain (loss) on sale of investment securities, net	498	—
Impairment on investments in available for sale securities	(98)	—
Interest expense	(440)	(421)
Other income (expense), net	507	314
	467	(107)
Income (loss) from continuing operations before taxes	5,849	4,435
Income tax provision (benefit)	2,446	1,244
Net income (loss)	3,403	3,191
Net (income) loss attributable to noncontrolling interests	(366)	(1,657)
Net income (loss) attributable to common shareholders	$3,037	$1,534

Basic earnings (loss) per share:
Net income (loss)	$0.15	$0.07
Weighted average shares outstanding	20,611	22,965

Diluted earnings (loss) per share:
Net income (loss)	$0.15	$0.07
Weighted average shares outstanding	20,889	23,239

Schedule I

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS TO
ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2016	2015
Net income (loss) attributable to common shareholders - GAAP	$3,037	$1,534

Adjustments, net of tax:
Loss attributable to commercial finance	242	526
Deferred tax provision	177	151
Adjusted net income attributable to common shareholders	$3,456	$2,211

Adjusted weighted average diluted shares outstanding	20,889	23,239

Adjusted net income attributable to common shareholders per common per share-diluted	$0.17	$0.10

(1)
Adjusted net income attributable to common shareholders presents the Company's operations without the effect of its commercial finance operations and deferred tax provision. The Company believes that this provides useful information to investors since it allows investors to evaluate the Company's progress in both its real estate and financial fund management segments for the three months ended March 31, 2016 and 2015 separately from these items. Adjusted net income attributable to common shareholders should not be considered as an alternative to net income (loss) attributable to common shareholders (computed in accordance with GAAP). Instead, adjusted net income attributable to common shareholders should be reviewed in connection with net income (loss) attributable to common shareholders in the Company's consolidated financial statements to help analyze how the Company's business is performing.